Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in Amendment No.1 to the Registration Statement (No. 333-258712) on Form S-1 of Soaring Eagle Acquisition Corp. of our report dated June 23, 2021, relating to the consolidated financial statements of Allonnia, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

September 15, 2021